Exhibit 3.5

State of Delaware
Secretary of State
Division of Corporations
Delivered 07:13 PM 08/26/2009
FILED 04:52 PM 08/26/2009
SRV 090810332 - 4704313 FILE

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF FORMATION

OF

WCI 2009 MANAGEMENT, LLC

WCI 2009 MANAGEMENT, LLC (the “Company’’), a limited liability company organized and existing under and by virtue of the Limited Liability Company Act of the State of Delaware.

DOES HEREBY CERTIFY:

FIRST:                                                      Article 1 of the Certificate of Formation of the Company is hereby deleted in its entirety and the following is substituted therefor:

1.  Name.  The name of the limited liability company is WCI COMMUNITIES MANAGEMENT, LLC (the “Company”).

SECOND:                                       Except as expressly provided herein, all of the terms and provisions of the Certificate of Limited Liability Company shall remain in full force and effect and are hereby ratified and confirmed.

THIRD:                                                  That said amendment is being filed in accordance with Section 18-202 of the Limited Liability Company Act of the State of Delaware.

IN WITNESS WHEREOF, this Certificate of Amendment is executed as of the 26th day of August, 2009.

By:	/s/ Jonathan Pertchik
Jonathan Pertchick
Authorized Representative

State of Delaware
Secretary of State
Division of Corporations
Delivered 01:00 PM 06/29/2009
FILED 01: 00 PM 06/29/2009
SRV 090657023 - 4704313 FILE

CERTIFICATE OF FORMATION

OF

WCI 2009 MANAGEMENT, LLC

THIS Certificate of Formation of WCI 2009 MANAGEMENT, LLC (the “Company’’) has been duly executed and is being filed by an authorized person to form a limited liability company under the Delaware Limited Liability Company Act (6 Del. C. § 18-101 et seq.) as amended from time to time (the ‘‘Act”),

1.                                      Name.  The name of the limited liability company formed hereby is WCI 2009 MANAGEMENT, LLC.

2.                                      Registered Office. The address of the registered office of the Company in the State of Delaware is The Corporation Trust Company, 1209 Orange Street, Wilmington, DE 19801.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation this 29th day of June, 2009.

By:	/s/ Edward E. Sawyer
Edward E. Sawyer
Authorized Representative of the Company